INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES
 COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK
        DIVIDENDS FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                         (DOLLARS IN THOUSANDS)


                                                     1998           1997
                                                 --------       --------
                                                        (Unaudited)

Earnings:
Net Income. . . . . . . . . . . . . . . . . . . .$ 174,801      $  131,333
  Add:
    Provision for income taxes. . . . . . . . . . . 96,263          72,739
    Fixed charges . . . . . . . . . . . . . . . . .383,272         364,296
  Less:
    Capitalized interest. . . . . . . . . . . . . . 28,418          23,455
                                                   -------         -------
  Earnings as adjusted (A). . . . . . . . . . . .$ 625,918       $ 544,913
                                                   =======         =======

Preferred dividend requirements . . . . . . . . .$   8,494      $    8,197
Ratio of income before provision
    for income taxes to net income. . . . . . . .      155%            155%
                                                  --------       ---------
  Preferred dividend factor on pretax
    basis . . . . . . . . . . . . . . . . . . . .   13,166          12,705
                                                  --------       ---------
Fixed Charges:
  Interest expense. . . . . . . . . . . . . . . .  312,051         314,086
  Capitalized interest. . . . . . . . . . . . . .   28,418          23,455
  Interest factor of rents. . . . . . . . . . . .   42,803          26,755
                                                   -------         -------
  Fixed charges as adjusted (B) . . . . . . . . .  383,272         364,296
                                                   -------         -------
Fixed charges and preferred stock
    dividends (C) . . . . . . . . . . . . . . . .$ 396,438       $ 377,001
                                                   =======         =======
Ratio of earnings to fixed charges
    (A) divided by (B). . . . . . . . . . . . . .     1.63x           1.50x
                                                      ====            ====

Ratio of earnings to fixed charges
    and preferred stock dividends
    (A) divided by (C). . . . . . . . . . . . . .     1.58x           1.45x
                                                      ====            ====
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